Exhibit 10.36
AMENDMENT DATED DECEMBER 16th, 2016 TO THE AMENDED AND RESTATED NON-RECOURSE ACCOUNTS RECEIVABLE PURCHASE AGREEMENT DATED DECEMBER 21st, 2012

Concluded between,

BNP PARIBAS FORTIS FACTOR N.V.
Located at 2300 Turnhout, Steenweg op Tielen 51
RPM/RPR no 0414.392.710
Hereinafter referred to as the “Factor”;

and

Taminco US LLC.
With registered office at 200 South Wilcox Drive, Kingsport, TN 37660, United States of America
Hereinafter referred to as the “Client”;

Both the Factor and the Client are hereinafter individually referred to as “Party”, or jointly as the “Parties”

Whereas:

•
The Parties have concluded an amended and restated non - recourse accounts receivable purchase agreement dated December 21st 2012 as amended from time to time by means of subsequent amendments thereto (the “Agreement”);

•	The Parties now wish to amend certain terms and conditions of the Agreement by agreeing on the terms and conditions as stipulated in this amendment (the “Amendment”).

1.	Any capitalized term used, but however not defined in this Amendment, shall have the meaning given to such terms in the Agreement.

2.	The Parties hereby agree to replace article 9 (Starting Date and Term) of the Particular Conditions to the Agreement, with the following new article 9 of the Particular Conditions to the Agreement:

9. STARTING DATE AND TERM
The Parties acknowledge that the Existing Agreement was signed on July 31st, 2007 and has been effective as from August 24th 2007, which is to be considered as the starting date of the Existing Agreement, for a minimum term of four years, and has subsequently been extended for a period of five years beginning July 1st 2010.
However, the Parties hereby agree that the Parties have continued their relationship in accordance with the terms and conditions of this Agreement, as from February 15th 2012, thereby continuing and replacing the Existing Agreement as from such moment.
The Parties hereby agree that this Agreement shall continue to remain in full force and effect for a defined period of time running up and until December 31st 2017 (the “Extended Initial Term”).
The Parties hereby agree that this Agreement may be terminated by either Party providing the other Party with at least three months’ written notice prior to the termination date.  Unless terminated on or before the end of the Extended Initial Term, this Agreement shall be automatically and tacitly renewed for consecutive renewal period of 1 year each.  Any and all accounts receivable conveyed by the Seller to the Purchaser prior to the termination of this Agreement for any reason shall remain with the Purchaser and shall not revert to the Seller, subject to the dilution provisions of this Agreement.

3.	The Amendment shall come into effect as December 16, 2016, subject to the Factor having received a duly signed original copy of this Amendment from the Client.

4.
The Parties agree that all terms and conditions of the Agreement, which are not explicitly changed or altered in this Amendment shall remain in full force and effect. However, in the event of any conflicts or discrepancies between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment shall prevail.

5.
Execution in Counterparties. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic email shall be effective as delivery of a manual executed counterpart of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Taminco US LLC

By: _________________________
Name:
Title:

BNP Paribas Fortis Factor N.V.

By: _________________________
Name:
                             Title: